UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2010

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Venture, Scottsdale, Arizona	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Former name and former address, if changed since last report: Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2010, Rural/Metro Corporation (the “Company”) announced that its Senior Vice President and Chief Administrative Officer, Brian O. Allery, has left the Company effective April 6, 2010 (the “Separation Date”) in conjunction with a reorganization of the Company’s corporate administration department.

Subsequent to the Separation Date, the Company will pay Mr. Allery $100,000, minus all applicable taxes, deductions and withholdings, payable in equal installments in accordance with the Company’s regular payroll practices over the one-year period following the Separation Date. The Company will also continue Mr. Allery’s medical benefits during such period, at the same employer and employee contribution levels in effect as of the Termination Date. Mr. Allery also agreed to customary release covenants. The agreement is revocable by Mr. Allery for a period of seven (7) calendar days following execution, which occurred on April 6, 2010.

A copy of the Company’s press release dated April 6, 2010 announcing Mr. Allery’s departure is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release of Rural/Metro Corporation dated April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2010	RURAL/METRO CORPORATION
Registrant

	By:	/s/ Kristine B. Ponczak
	Name:	Kristine B. Ponczak
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Rural/Metro Corporation dated April 6, 2010.